Exhibit 32

Certification Pursuant to
18 U.S.C. Section 1350
as Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report on Form 10-K of 890 5th Avenue Partners, Inc. (the “Company”) for the fiscal year ended December 31, 2020, as filed with the Securities and Exchange Commission (the “Report”), I, Emiliano Calemzuk, Chief Executive Officer of the Company, and Michael Del Nin, Chief Financial Officer and Chief Operating Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

1.             The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.             The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the period covered by the Report.

Date: March 31, 2021

/s/ Emiliano Calemzuk
Emiliano Calemzuk
Chief Executive Officer
(Principal Executive Officer)

/s/ Michael Del Nin
Michael Del Nin
Chief Financial Officer and Chief Operating Officer
(Principal Financial and Accounting Officer)

This certification accompanies this Annual Report on Form 10-K pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by such Act, be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such certification will not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates it by reference.